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                                                                      Exhibit 11

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
    The Nationwide Investing Foundation III:

We consent to use of our reports dated December 5, 1997 for the Nationwide Investing Foundation, Nationwide Investing Foundation II and Financial Horizons Investment Trust as incorporated by reference herein and to the reference to our firm under the headings "Financial Highlights" in the Prospectus and "Other Services for all the Funds" in the Statement of Additional Information included herein.




Columbus, Ohio
November 5, 1998